EXHIBITS AND FINANCIAL STATEMENT TO BE FILED BY EDGAR





Exhibits:

         D-1 - Copy of Securities Certificate filed by Penelec with the PaPUC with respect to the issuance of Subordinated Debentures and Guaranties.

         G    -  Proposed form of public notice.

         H    -  GPU Actual and Pro Forma Capitalization ratios.



Financial Statements:

         1-A  - Penelec Consolidated Balance Sheets, actual and pro
                forma,  as  at  March  31,  1998,  and   Consolidated
                Statements of Income, actual and pro forma, and Statement of Retained Earnings, for the year ended March 31, 1998; pro forma journal entries.

         1-B  - GPU  Consolidated  Balance  Sheets,  actual and pro
                forma,  as  at  March  31,  1998,  and   Consolidated
                Statements of Income, actual and pro forma, and Statement of Retained Earnings, for the year ended March 31, 1998; pro forma journal entries.